UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2014

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on February 7, 2014.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

• general industry conditions and competition, including current global financial uncertainty;

• the impact of market volatility on revenue from asset-based fees;

• damage to our reputation resulting from claims made about possible conflicts of interest;

• liability for any losses that result from an actual or claimed breach of our fiduciary duties;

• financial services industry consolidation;

• a prolonged outage of our database and network facilities;

• challenges faced by our non-U.S. operations;

• the availability of free or low-cost investment information; and

• liability and/or damage to our reputation as a result of some of our currently pending litigation.

A more complete description of these risks and uncertainties can be found in our other filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2012. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: January 3, 2014

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through December 27, 2013. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Operating Expense

1.             In the third quarter we saw a significant year-over-year decline in sales/marketing (-11.5%) and general/administrative (-6.5%) expenses versus 7.8% year-over-year sales growth. More broadly, in the first three quarters of this year, the growth of these line items lagged fairly well behind your sales growth. What drove the year-over-year declines in these expense lines in the third quarter? Is this lower level of expense growth sustainable or was it more of a one-off? Are there any structural or strategic changes you’ve made to the business that might alter typical expense-growth patterns? Have you made any changes to your budgeting/financial-controls procedures that might change the way expenses grow in the future?

The lower level of sales and marketing and general and administrative expense for the third quarter of 2013 reflects a few main factors.

First, as we disclosed in our third-quarter 2013 Form 10-Q, we shifted approximately 180 net positions from the general and administrative and sales and marketing cost categories to cost of revenue. This change reflects new positions created, the elimination of a few roles, changes in focus for some existing roles, and the refinement of employee cost categorizations related to our recent reorganization as we moved to a more centralized structure. For the three and nine months ended September 30, 2013 as compared with the corresponding periods in 2012, we estimate that changes related to our reorganization added approximately $7 million of compensation expense to cost of revenue and reduced the compensation expense in our sales and marketing and general and administrative expense categories by approximately $4 million and $3 million, respectively. However, these changes did not affect our total operating expense or operating income for any of the periods presented.

Second, general and administrative expense in the first half of 2012 included $1.6 million of combined expense for an impairment charge for one of our smaller products and a litigation settlement. Because this cost didn’t recur this year, it had a favorable effect on the year-over-year comparison for the first nine months of 2013.

Finally, we had a significantly larger than usual number of open positions as of September 30, 2013, which also kept expense growth in check. We are in the process of hiring for many of these roles.

Capital Allocation

2.             How does the board weigh their options for deploying cash, i.e. the regular dividend, buybacks, acquisitions, or a special dividend? I ask because if the broader markets (and thus your customers’ budgets) were to continue to improve over time, it would seem that your free-cash flow generation would likewise grow and exceed the current pace of dividends/buybacks. Through the first three quarters of this year, for instance, the company has generated roughly $104 million of free cash flow, while paying out $11.7 million in dividends, $63 million in buybacks, and $11 million in acquisitions net of cash acquired (about $86 million cash in dividends, buybacks, and deals). To be sure, none of us know when/if customer budgets will materially expand, but if that were to happen and your cash generation improved significantly due to operating leverage in the business, it would be helpful to know how the board ranks these different cash-deployment options today.

Our board of directors regularly reviews various options for capital allocation. For the past couple of years, the board’s priorities have been:

•                  Reinvestment in the business

•                  Stock repurchases

•                  Regular dividend growth

We evaluate acquisitions on a case-by-case basis. Our main focus in recent years has been on integrating previous acquisitions, but we would consider acquiring capabilities, data sets, or companies that strengthened our offerings if they supported our growth strategies and offered attractive returns relative to other options for cash deployment.

Overall, the board has structured our capital allocation programs in light of our current business conditions, cash generation, and cash and investment balances. As these factors evolve, we would expect the board to continue to deliberate how we use our cash and to discuss alternatives in the context of any relevant changes.

Structured Credit Business

3.             The CMBS [commercial mortgage-backed securities] market has “surged” this year, perhaps to $80 billion in issuance, versus the $60 billion that was anticipated in January. How has Morningstar done in terms of its share of rating securities, as well as from the surveillance side of existing offerings? Can the same be said for RMBS [residential mortgage-backed securities], in terms of volume and success?

For the full year of 2013, we were engaged to provide ratings on 38 new-issue CMBS rating deals out of 109 total new issues for the year, with a rated balance of $24.5 billion out of total issuance of $82.6 billion. In 2012, we provided ratings on 19 new-issue CMBS deals out of 78 total new issues for the year, with a rated balance of $15.4 billion out of total issuance of $65.0 billion. Our surveillance revenue was down slightly for the first nine months of 2013 because of changes in our sales team and increased competition, but we are working on enhancing our surveillance offering, expanding to reach new users, and integrating it with third-party platforms and tools.

We recently began providing ratings on single-family rental securitizations, and we expect to enter the market with our ratings on other types of residential mortgage-backed securities in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 3, 2014	By:	/s/ Stéphane Biehler
Stéphane Biehler
Chief Financial Officer